Mitek Announces $15 Million Share Repurchase Program

SAN DIEGO, CA, June 15, 2021 – Mitek (NASDAQ: MITK), a global leader in mobile capture and digital identity verification solutions, today announced that its Board of Directors authorized a share repurchase program for up to $15 million of its outstanding common stock. The company intends to fund the share repurchases from cash on hand and cash generated from operations. As of March 31, 2021, the company had cash and investments of approximately $219.5 million and approximately 43.1 million shares of common stock outstanding.

“Today’s announcement reflects our confidence in the Mitek business and successful execution of our multi-year growth strategy,” said Max Carnecchia, Mitek CEO. “Our ability to deliver profitable growth year over year enables us to invest in the business and begin returning capital to our shareholders. This repurchase program also allows us to offset the dilutive impact of our recent acquisition of ID R&D.”

The stock repurchase program is effective immediately and will expire June 30, 2022. Purchases under the share repurchase program may be made from time to time in the open market, through block trades, 10b5-1 plans or privately negotiated transactions in accordance with applicable laws, rules and regulations. The timing and actual number of the shares repurchased will depend on a variety of factors including price, market conditions and corporate and regulatory requirements. The share repurchase program does not commit the company to repurchase shares of its common stock and it may be amended, suspended or discontinued at any time without prior notice at Mitek’s discretion.

About Mitek
Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to verify an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Mitek is based in San Diego, California, with offices across the U.S. and Europe. Learn more at www.miteksystems.com.

Notice Regarding Forward-Looking Statements
Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the purchase by the Company of its common stock are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the NASDAQ Stock Exchange; and unexpected or otherwise unplanned or alternative requirements with respect to capital investments of the Company. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com